Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated December 7, 2012, with respect to the consolidated financial statements of MarineMax, Inc. and subsidiaries (the Company), included in the Company’s Annual Report (Form 10-K) for the year ended September 30, 2014, incorporated by reference in Amendment No. 1 to the Registration Statements (Form S-3 Nos. 333-85835, 333-30094, 333-109582, 333-122091, 333-153006, 333-186878) pertaining to the Company’s reincorporation in the State of Florida from the State of Delaware.

/s/ Ernst & Young LLP

Tampa, Florida

March 20, 2015